UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 16, 2009

SAIC, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33072	20-3562868
(Commission File Number)	(I.R.S. Employer Identification No.)

1710 SAIC Drive, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 676-4300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 3.03	Material Modification to Rights of Security Holders.

On November 16, 2009, SAIC, Inc. completed the reclassification of our class A preferred stock into common stock by filing an amended and restated certificate of incorporation with the Delaware Secretary of State. Upon the effectiveness of this filing, each share of our class A preferred stock with 10 votes per share was automatically converted into one share of common stock with one vote per share. The proposal to automatically convert each share of our class A preferred stock into one share of common stock was previously approved by our stockholders at our Annual Meeting of Stockholders on June 19, 2009. Following the effective date of the reclassification, all of the outstanding shares of common stock issued as a result of the reclassification will be listed on the NYSE using the “SAI” ticker symbol currently assigned to the common stock on the NYSE. Our Restated Certificate of Incorporation in the form filed with the Delaware Secretary of State is attached as Exhibit 3.1, and a copy of the press release announcing the reclassification is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit 3.1	Restated Certificate of Incorporation of SAIC, Inc.

	Exhibit 99.1	Press Release dated November 17, 2009 issued by SAIC, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	SAIC, INC.

Date: November 17, 2009	By:	/s/ DOUGLAS E. SCOTT
Douglas E. Scott
	Its:	Executive Vice President
General Counsel and Secretary

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